Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS SECOND QUARTER 2015 RESULTS
Second Quarter Basic Adjusted EPS of $0.19;
Second Quarter Pre-Tax Income of $5.9 million;
Second Quarter Revenue of $72.0 million

PLANO, Texas, August 12, 2015 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“we,” “Green Brick” or the “Company”), today reported results for its second quarter and six months ended June 30, 2015.

Results for the Second Quarter Ended June 30, 2015:

•	Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended June 30, 2015 was $0.19. See “Reconciliation of Non-GAAP Financial Measures.”

•
The dollar value of backlog units as of June 30, 2015 was $102.4 million, an increase of 29.8% compared to June 30, 2014. The average sales price of homes in backlog increased $82,467, or 25.1%, to $411,249 for the three months ended June 30, 2015, compared to $328,782 for the three months ended June 30, 2014. Homes under construction increased 39.9% to 522 as of June 30, 2015, compared to 373 as of June 30, 2014.

•	For the three months ended June 30, 2015, the Company had revenue of $72.0 million, gross profit of $17.3 million, and pre-tax income of $5.9 million.

•
Builder operations revenue for the three months ended June 30, 2015 was $60.4 million compared to $55.0 million for the three months ended June 30, 2014. Land development revenue for the three months ended June 30, 2015 was $11.6 million compared to $10.8 million for the three months ended June 30, 2014.

Results for the Six Months Ended June 30, 2015:

•	Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the six months ended June 30, 2015 was $0.39. See “Reconciliation of Non-GAAP Financial Measures.”

•	The Company increased homebuilding starts by 40.2% to 366 units during the six months ended June 30, 2015, from 261 units for the six months ended June 30, 2014.

•	For the six months ended June 30, 2015, the Company had revenue of $130.4 million, gross profit of $33.6 million, and pre-tax income of $12.1 million.

•
Builder operations revenue for the six months ended June 30, 2015 was $110.0 million compared to $104.7 million for the six months ended June 30, 2014. Land development revenue for the six months ended June 30, 2015 was $20.4 million compared to $24.2 million for the six months ended June 30, 2014. The decrease in land development revenue is due primarily to an increase in lot sales to our builders where revenue is not recognized until the house closing.

“I am pleased with our second quarter results and excited to announce that in July we raised $169.8 million in net proceeds in an oversubscribed underwritten public offering. We now have one of the most unleveraged balances sheets of any public builder, and the capital and lot positions to execute our plans for significant growth. We continue to expect pre-tax income attributable to Green Brick in the range of $29 to $32 million for all of 2015,” stated James R. Brickman, Green Brick’s Chief Executive Officer.

Explanatory Note Regarding Historical Results:
Results for periods prior to the completion of the Company’s acquisition of JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies (collectively, “Builder Finance”), and JBGL Capital Companies (“Capital”), a combined group of commonly managed limited liability companies and partnerships (collectively with Builder Finance, “JBGL”) on October 27, 2014 (the “Transaction”) are JBGL’s historical results, as the Transaction is reflected as a “reverse recapitalization.”

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Due to the tax effects of the Transaction on October 27, 2014, net income attributable to Green Brick per share for the three and six months ended June 30, 2015 is not comparable to net income attributable to Green Brick per share for the three and six months ended June 30, 2014. Furthermore, the weighted average shares outstanding for the three and six months ended June 30, 2014 (which does not reflect the effects of the rights offering conducted as part of the Transaction) is not indicative of the Company's future weighted average shares outstanding.

The following table calculates the non-GAAP measure of Adjusted EPS for the three and six months ended June 30, 2015 and June 30, 2014 and reconciles these amounts to net income attributable to Green Brick, as reported and prepared in accordance with GAAP. Adjusted EPS for the three and six months ended June 30, 2014 means pre-tax income for the period presented divided by the weighted average number of common shares outstanding for the three and six months ended June 30, 2015. Pre-tax income represents net income attributable to Green Brick for the period excluding provision for income taxes attributable to Green Brick due to the change in tax status of the JBGL entities, from pass through entities to taxable entities, during the three months ended December 31, 2014.

(In thousands, except per share amounts):	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic Adjusted EPS
Net income attributable to Green Brick —basic	$3,788	$7,410	$7,806	$14,759
Income tax provision attributable to Green Brick	$2,127	$(25)	$4,310	$301
Pre-tax income	$5,915	$7,385	$12,116	$15,060
Adjusted weighted-average number of shares outstanding —basic	31,346	31,346	31,346	31,346
Basic Adjusted EPS	$0.19	$0.24	$0.39	$0.48
Diluted Adjusted EPS
Net income attributable to Green Brick —diluted	$3,788	$7,410	$7,806	$14,759
Income tax provision attributable to Green Brick	$2,127	$(25)	$4,310	$301
Pre-tax income	$5,915	$7,385	$12,116	$15,060
Adjusted weighted-average number of shares outstanding —diluted	31,353	31,353	31,350	31,350
Diluted Adjusted EPS	$0.19	$0.24	$0.39	$0.48

The following table calculates the non-GAAP measure of Adjusted Homebuilding Gross Margin for the three and six months ended June 30, 2015 and June 30, 2014 and reconciles these amounts to homebuilding gross margin, as reported and prepared in accordance with GAAP.

(In thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Homebuilding gross margin	$14,261	$13,829	$28,108	$26,074
Add back: capitalized interest charged to cost of sales	$912	$—	$926	$105
Adjusted Homebuilding Gross Margin	$15,173	$13,829	$29,034	$26,179

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter and six months ended June 30, 2015 at 12:00 p.m. Eastern Time on Thursday, August 13, 2015. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 4500046 A replay of the call will be available from approximately 3:00 p.m. Eastern Time on August 13, 2015 through 11:59 p.m. Eastern Time on August 20, 2015. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 4500046.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Sale of residential units	$60,369	$55,049	$110,030	$104,685
Sale of land and lots	11,618	10,794	20,409	24,167
Total revenues	71,987	65,843	130,439	128,852
Cost of residential units	46,108	41,220	81,922	78,611
Cost of land and lots	8,600	8,141	14,878	17,909
Total cost of sales	54,708	49,361	96,800	96,520
Total gross profit	17,279	16,482	33,639	32,332
Salary expense	(4,647)	(2,823)	(9,509)	(5,978)
Management fees expense – related party	—	(390)	—	(770)
Selling, general and administrative expense	(3,376)	(2,491)	(6,315)	(4,772)
Operating profit	9,256	10,778	17,815	20,812
Interest expense	—	(509)	(281)	(708)
Depreciation and amortization expense	(361)	(138)	(588)	(246)
Interest and fees income	—	102	—	252
Interest on direct financing leases income	—	203	13	428
Other income, net	275	429	606	480
Income before provision for income taxes	9,170	10,865	17,565	21,018
Income tax provision	2,166	—	4,373	338
Net income	7,004	10,865	13,192	20,680
Less: net income attributable to noncontrolling interests	3,216	3,455	5,386	5,921
Net income attributable to Green Brick Partners, Inc.	$3,788	$7,410	$7,806	$14,759

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.12	$0.67	$0.25	$1.33
Diluted	$0.12	$0.67	$0.25	$1.33
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	31,346	11,109	31,346	11,109
Diluted	31,353	11,109	31,350	11,109

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION

	Three Months Ended June 30,		Increase (Decrease)		Six Months Ended June 30,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2015	2014	Change	%	2015	2014	Change	%
New homes delivered	162	154	8	5.2%	307	292	15	5.1%
Home sales revenue ($ in thousands)	$60,369	$55,049	$5,320	9.7%	$110,030	$104,685	$5,345	5.1%
Average sales price of home delivered	$372,648	$357,459	$15,189	4.2%	$358,404	$358,511	$(107)	—%

	Three Months Ended June 30,		Increase (Decrease)		Six Months Ended June 30,		Increase (Decrease)
Land and Lots Sales Revenue	2015	2014	Change	%	2015	2014	Change	%
Land and lots sold	113	107	6	5.6%	185	242	(57)	(23.6)%
Land and lots sales revenue ($ in thousands)	$11,618	$10,794	$824	7.6%	$20,409	$24,167	$(3,758)	(15.6)%
Average sales price of land and lots sold	$102,817	$100,885	$1,932	1.9%	$110,319	$99,865	$10,454	10.5%

	Six Months Ended June 30,		Increase (Decrease)
New Home Orders & Backlog	2015	2014	Change	%
Net new home orders	347	325	22	6.8%
Average selling communities	37	25	12	48.0%
Selling communities at end of period	43	25	18	72.0%
Backlog ($ in thousands)	$102,401	$78,908	$23,493	29.8%
Backlog (units)	249	240	9	3.8%
Average sales price of backlog	$411,249	$328,782	$82,467	25.1%

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities.

Forward-Looking and Cautionary Statements
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: cyclicality in the homebuilding industry and adverse changes in general economic conditions; fluctuations and cycles in value of, and demand for, real estate investments; significant inflation or deflation; the unavailability of subcontractors; labor and raw material shortages and price fluctuations; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire undeveloped land, partially-finished developed lots and finished lots suitable for residential homebuilding at reasonable prices; an inability to develop communities successfully or within expected timeframes; an inability to sell properties in response to changing economic, financial and investment conditions; risks related to participating in the homebuilding business through controlled homebuilding subsidiaries; risks relating to buy-sell provisions in the operating agreements governing two builder subsidiaries; risks related to geographic concentration; risks related to government regulation; the interpretation of or changes to tax, labor and environmental laws; the timing of receipt of regulatory approvals and of the opening of projects; fluctuations in the market value of land, building lots and housing inventories; volatility of mortgage interest rates; the unavailability of mortgage financing; the number of foreclosures in our markets; interest rate increases or adverse changes in federal lending programs; increases in unemployment or underemployment; any limitation on, or reduction or elimination of, tax benefits associated with owning a home; the occurrence of severe weather or natural disasters; high cancellation rates; competition in the land development, homebuilding and financial services industries; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; risks related to environmental laws and regulations; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; the seasonality of the homebuilding industry; utility and resource shortages or rate fluctuations; the failure of employees or other representatives to comply with applicable regulations and guidelines; future litigation, arbitration or other claims; uninsured losses or losses in excess of insurance limits; cost and availability of insurance and surety bonds; continued volatility and uncertainty in the credit markets and broader financial markets; availability, terms and deployment of capital; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755